SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES AND EXCHANGE COMMISSION

                            The Chase Manhattan Bank
         (successor to The Chase Manhattan Bank (National Association)
         -------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                      Chase Manhattan Grantor Trust 1996-A
                      ------------------------------------
                                (Name of Issuer)


             New York                                13-2633612
          -------------                              ----------
     (State of Incorporation                      (I.R.S. Employer
      or Organization)                             Identification No.)

      270 Park Avenue, New York, New York                    10017
     -------------------------------------------            ---------
        (Address of principal executive offices)            (zip code)

     Registrant's Telephone number, including area code:  212-270-6000


 If this Form relates to the           If this Form relates to the registration
 registration of a class of            of a class of debt securities and is to
 a class of debt securities            become effective simultaneously with the
 and is effective upon filing          effectiveness of a concurrent
 pursuant to General Instruction       registration statement under the
 A(c)(1) please check the              Securities Act of 1933 pursuant to
 following box: __                     General Instruction A(c)(2) please check
                                       the following box: __


Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to               Name of Each Exchange on Which
to be so Registered                  Each Class is to be Registered

---------------------------          --------------------------------
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Securities to be registered pursuant to Section 12(g) of the Act:


                 5.20% Automobile Loan Pass-Through Certificates
                 -----------------------------------------------
                                (Title of class)

Item 1.  Description of Registrant's Securities to be Registered

      With respect to the 5.20% Automobile Loan Pass-Through Certificates, the Registrant has filed with the Securities and Exchange Commission
(the "Commission") a Registration Statement on Form S-3 (file no. 33-99546). With respect to such series, the Registrant has filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, the final form of the prospectus relating to the initial offering of such securities, which includes a description of such securities. Such prospectus is hereby incorporated by reference herein.

Item 2.  Exhibits.

1.  Form of Pooling and Servicing Agreement.*

                                    SIGNATURE



        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      THE CHASE MANHATTAN BANK
                                           (Registrant)


Date:  April 30, 1996                 By: /s/ William J. Schiralli
                                           ------------------------
                                      Name:  William J. Schiralli
                                      Title: Vice President

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* Incorporated by reference to the Registrant's Registration
  Statement No. 33-99546.